SCHEDULE 14C INFORMATION statement
                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[ ]      Preliminary Information Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X]      Definitive Information Statement

                      Integrated Healthcare Holdings, Inc.
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.): ________

         4) Proposed maximum aggregate value of transaction: ___________

         5)       Total Fee Paid:  _________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)       Amount Previously Paid: _________
                  2)       Form, Schedule or Registration Statement No.: _______
                  3)       Filing Party: _________
                  4)       Dated Filed: _________

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                      INTEGRATED HEALTHCARE HOLDINGS, INC.
                        695 TOWN CENTER DRIVE, SUITE 260
                          COSTA MESA, CALIFORNIA 92626
                       -----------------------------------

                 NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT
                       -----------------------------------

                                October 15, 2004

Dear Shareholder:

      The holders of a majority of the outstanding shares of common stock of Integrated Healthcare Holdings, Inc. (the "Company") have taken action by written consent to amend the Company's Articles of Incorporation to increase the authorized shares of common stock to 250,000,000 shares. Shareholders of record at the close of business on August 31, 2004 will be entitled to notice of this shareholder action by written consent. Since the actions have been approved by the holders of the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited. Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the amendment may not be effected until at least 20 calendar days after this Information Statement is sent or given to our stockholders. We anticipate that the amendment will become effective on or after November 4, 2004.


                                                              ------------------
                                                              Larry B. Anderson
                                                              President


                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
                        695 TOWN CENTER DRIVE, SUITE 260
                          COSTA MESA, CALIFORNIA 92626
                       -----------------------------------

                              INFORMATION STATEMENT
                       -----------------------------------

                INFORMATION CONCERNING ACTION BY WRITTEN CONSENT

DATE AND PURPOSE OF WRITTEN CONSENT

      Shareholders holding a majority of the outstanding shares and voting power of the Company have taken action by written consent for the purpose of amending the Articles of Incorporation of the Company to increase the authorized shares of common stock to 250,000,000 shares.

SHAREHOLDERS ENTITLED TO VOTE

      Approval of the matters actions described herein requires the written consent of the holders of a majority of the outstanding shares of each voting group entitled to vote on such matters. As of August 31, 2004, there were 20,220,000 shares of our common stock outstanding. Holders of our common stock are entitled to one vote per share. Shareholders of record at the close of business on August 31, 2004, will be entitled to receive this notice and information statement.

PROXIES

      No proxies are being solicited.

CONSENTS REQUIRED

      The actions taken require the consent of the holders of a majority of the outstanding shares of our common stock. On or prior to August 31, 2004, holders of 16,128,000 shares of our common stock delivered written consents to us adopting the proposal set forth herein, constituting a majority of the outstanding shares of our common stock. There will not be a meeting of stockholders and none is required under Nevada law because this action has been approved by written consent of the holders of a majority of the outstanding shares of our voting common stock. This Information Statement is being distributed in accordance with the requirements of Section 14(c) of the Exchange Act.

INFORMATION STATEMENT COSTS

      The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act" ) and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission" ). Such reports and other information filed with the Commission are available for inspection and copying at the public reference facilities of the Commission located in Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at prescribed rates at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of this material may also be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy statements and other information.

      We are required to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the Commission. A copy of our Transition Report on Form 10-KSB for the fiscal year ended December 31, 2003 (filed under our former name, First Deltavision, Inc.) and our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 are being mailed to stockholders along with this Information Statement. These documents shall be deemed to be incorporated by reference herein and made a part hereof, but should not be considered solicitation material.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 31, 2004 by the following persons:

      o each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;
      o     each of our directors and executive officers; and
      o     all of our directors and executive officers as a group.


                                                       Number Of Shares
Name And Address                                      Beneficially Owned                  Percentage Owned
----------------                                      ------------------                  ----------------
Bruce Mogel (1)                                           5,376,000                            26.6%
Larry B. Anderson (1)                                     5,376,000                            26.6%
James T. Ligon (1)                                        5,376,000                            26.6%
All directors and officers as a group                    16,128,000                            79.8%

------------------------------------
(1) The address for these shareholders is c/o Integrated Healthcare Holdings, 695 Town Center Drive, Suite 260, Costa Mesa, California 92626.

      Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from August 31, 2004, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from August 31, 2004.

               PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO
      INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO 250,000,000 SHARES

      Our board of directors has adopted an amendment to the Company's Articles of Incorporation to increase our authorized shares of common stock, $0.001 par value per share, from 50,000,000 shares to 250,000,000 shares. This action requires the consent of the holders of a majority of the outstanding shares of common stock. On or prior to August 31, 2004, holders of 16,128,000 shares of our common stock delivered written consents to us adopting this proposal, constituting a majority of the outstanding shares of our common stock.

      As of the record date, we had approximately 20,220,000 shares of common stock issued and outstanding. Our board of directors believes that it is desirable to increase the number of authorized shares of common stock in order to ensure that there is a sufficient number of shares available to provide our company with adequate flexibility to issue common stock in connection with a currently pending transaction and for other corporate purposes that may be identified in the future. The additional shares could be used, among other things, for stock dividends, for acquisitions of other companies, for public or private financings to raise additional capital and for stock-based employee benefit plans. In addition, on September 29, 2004, the Company entered into definitive forms of agreements with Dr. Kali P. Chaudhuri involving a new investment in the Company. Pursuant to these agreements, Dr. Chaudhuri will invest $500,000 in the Company in the form of a Convertible Secured Promissory Note which will be initially convertible into 160 million shares of the Company's common stock, or 88.8% of the Company's outstanding shares after giving effect to the new issuance, and possibly an additional 10 million shares if additional financing is provided to the Company. The completion of this proposed issuance of common stock cannot occur unless we increase our authorized but unissued shares of common stock by a sufficient amount.

      Under the proposed amendment, the newly authorized shares would be unreserved and available for issuance by our company without further shareholder action, except as required by applicable laws and regulations. All of the additional shares resulting from the proposed increase in our authorized common stock would be of the same class if and when they are issued, and holders would have the same rights and privileges as holders of shares of common stock presently issued and outstanding, including the same dividend, voting and liquidation rights.

      The current holders of our common stock generally do not have preemptive rights to subscribe to additional securities that may be issued by our company, which means that current shareholders do not have a prior right to purchase any additional shares in connection with a new issuance of capital stock of our company in order to maintain their proportionate ownership of our common stock. Accordingly, if our board of directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and equity ownership of current shareholders.

      The proposed increase in the authorized number of shares of common stock could have an anti-takeover effect. The availability for issuance of additional shares of common stock could discourage, or make more difficult, efforts to obtain control of our company because such shares could be issued to dilute the voting power of a person seeking control. For example, it may be possible for our board of directors to delay or impede a merger, tender offer, or proxy contest that it determines is not in the best interests of our company and shareholders by causing such additional authorized shares to be issued to holders who might side with the board in opposing such a takeover or change in control. By potentially discouraging unsolicited takeover attempts, the proposed amendment may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or under a merger proposal and may also have the effect of permitting our current management, including the current board of directors, to retain its position and resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business.

                                             By Order of the Board of Directors


                                             ----------------------------
                                             Larry B. Anderson
                                             President

October 15, 2004
Costa Mesa, California

                                   APPENDIX A
              Certificate of Amendment to Articles of Incorporation

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada  89701-4299
(775) 684 5708 Website: secretaryofstate.biz

                            CERTIFICATE OF AMENDMENT
                       (PURSUANT TO NRS 78.385 AND 78.390)

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.    Name of corporation: INTEGRATED HEALTHCARE HOLDINGS, INC.

2. The articles have been amended as follows (provide article numbers, if available):

            Article IV, 1. of the Articles of Incorporation shall be amended to read in its entirety as follows:

            Article IV 1. Number. The aggregate number of shares which the Corporation shall have authorized is two hundred fifty million (250,000,000) shares of capital stock with par value of one mil ($0.001).

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
      MAJORITY

4.    Effective date of filing (optional):

 --------------------------------------------------------
(must not be later 90 days after the certificate is filed)

5.    Officer Signature (required): /s/ James Ligon, EVP Finance/CFO

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE
This form must be accompanied by appropriate fees. See attached fee schedule. Nevada Secretary of State AM 78.385 Amended 2003 Revised on: 11/03/03